Filed Pursuant to Rule 433

Registration No. 333-200857

Registration No. 333-200857-02

$1,009,160,000

World Omni Auto Receivables Trust 2015-B
Issuing Entity

$216,000,000 Class A-1 Asset-Backed Notes, Series 2015-B
$413,000,000 Class A-2 Asset-Backed Notes, Series 2015-B
$234,000,000 Class A-3 Asset-Backed Notes, Series 2015-B
$125,000,000 Class A-4 Asset-Backed Notes, Series 2015-B
$21,160,000 Class B Asset-Backed Notes, Series 2015-B

World Omni Auto Receivables LLC
Depositor

World Omni Financial Corp.
Servicer and Sponsor
_________________________

Additional Information Statement, dated October 7, 2015

to

Prospectus Supplement, dated October 1, 2015 (subject to completion)

to

Prospectus, dated October 1, 2015

_________________________

The depositor has filed with the Securities and Exchange Commission (“SEC”) a preliminary prospectus supplement dated October 1, 2015 (the “Preliminary Prospectus Supplement”) and a prospectus dated October 1, 2015 (the “Prospectus” and, together with the Preliminary Prospectus Supplement, the “Preliminary Prospectus”), which describe the Notes to be issued by the issuing entity. You should review the Preliminary Prospectus in its entirety before deciding to purchase any of the Notes. This free writing prospectus, which we refer to as this “Additional Information Statement,” relates to the Notes offered by the Preliminary Prospectus. Unless the context indicates otherwise, defined terms in this Additional Information Statement that are not otherwise defined herein have the meanings given to them in the Preliminary Prospectus. This Additional Information Statement should be read in conjunction with the Preliminary Prospectus. To the extent that the information directly set forth in this Additional Information Statement is inconsistent with the information in the Preliminary Prospectus, you should rely upon the information in this Additional Information Statement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Additional Information Statement, the Preliminary Prospectus Supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer, the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629.

_________________________

Joint Bookrunners of the Class A Notes

J.P. Morgan	Barclays	BofA Merrill Lynch	MUFG

Co-Managers of the Class A Notes

BB&T Capital Markets	Comerica Securities	Regions Securities LLC	Wells Fargo Securities

Joint Bookrunners of the Class B Notes

J.P. Morgan	Barclays	BofA Merrill Lynch	MUFG

1

The information in the Prospectus Supplement referenced above on the pages and in the sections identified below is hereby updated as follows:

Front Cover Page:

•	The total initial principal amount of the Notes indicated on the top line of the front cover page should read:

$1,009,160,000

•	The total initial principal amount of each class of Notes indicated under the Issuing Entity's name on the front cover page should read:

$216,000,000 Class A-1 Asset-Backed Notes, Series 2015-B

$413,000,000 Class A-2 Asset-Backed Notes, Series 2015-B

$234,000,000 Class A-3 Asset-Backed Notes, Series 2015-B

$125,000,000 Class A-4 Asset-Backed Notes, Series 2015-B

$21,160,000 Class B Asset-Backed Notes, Series 2015-B

•	The row titled “Principal Amount” in the table on the front cover should read:

2015-B Asset Backed Notes(1)	Class A-1 Notes	Class A-2 Notes(2)		Class A-3 Notes	Class A-4 Notes	Class B Notes
		Class A-2a Notes	Class A-2b Notes
Principal Amount	$216,000,000	$413,000,000 (aggregate)		$234,000,000	$125,000,000	$21,160,000

•	Footnote 2 under the table on the front cover should read:

(2)	The allocation of the principal balance between the Class A-2a Notes and the Class A-2b
Notes will be determined on the day of pricing of the notes offered hereunder. The depositor expects that the principal balance of the Class A-2b Notes will not exceed $206,500,000.

Summary of Terms:

•	The first paragraph under “Summary of Terms—The Notes” should read:

World Omni Auto Receivables Trust 2015-B will issue the following notes:

Class A-1           % Fixed Rate Asset-Backed Notes in the aggregate original principal amount of $216,000,000;

Class A-2 Asset-Backed Notes in the aggregate original principal amount of $413,000,000, comprised of $           Class A-2a           % Fixed Rate Asset-Backed Notes and $           Class A-2b One-Month LIBOR plus           % Floating Rate Asset-Backed Notes;

Class A-3           % Fixed Rate Asset-Backed Notes in the aggregate original principal amount of $234,000,000;

Class A-4           % Fixed Rate Asset-Backed Notes in the aggregate original principal amount of $125,000,000; and

Class B           % Fixed Rate Asset-Backed Notes in the aggregate original principal amount of $21,160,000.

2

•	The last sentence of the penultimate paragraph under “Summary of Terms—The Notes” should read:

The depositor expects that the principal balance of the Class A-2b Notes will not exceed $206,500,000.

•	The third sentence of the last paragraph under “Summary of Terms—The Notes” should read:

The aggregate original principal amount of the Class A Notes will be $988,000,000 and the aggregate original principal amount of the Class B Notes will be $21,160,000.

The Issuing entity:

•	The second sentence of the second paragraph under “The Issuing Entity” should read:

The issuing entity’s initial equity capitalization is expected to be approximately $74,006,353.46, which is the expected aggregate starting principal balance of the receivables sold to the issuing entity on the closing date, including the YSOC Amount, as of the cutoff date, less the aggregate original principal amount of the notes as of the closing date, plus the amounts on deposit in the reserve account.

•	The table under “The Issuing Entity—Capitalization of the Issuing Entity” should read:

The following table illustrates the expected assets of the trust as of the closing date:

Aggregate Starting Principal Balance of the Receivables	$1,080,585,328.57
Reserve Account	$2,581,024.89

The following table illustrates the expected liabilities of the trust as of the closing date(1):

Class A-1 Notes	$216,000,000
Class A-2 Notes	413,000,000
Class A-3 Notes	234,000,000
Class A-4 Notes	125,000,000
Class B Notes	21,160,000
Total	$1,009,160,000

3

Prepayment and yield considerations—Weighted Average Life of the Securities:

•	Clause (k) of the fourth paragraph under “Prepayment and Yield Considerations—Weighted Average Life of the Securities” should read:

the principal amount of the Class A-2 Notes is allocated to Class A-2a Notes in the amount of $206,500,000 and to Class A-2b Notes in the amount of $206,500,000.

•	The table following the fifth paragraph under “Prepayment and Yield Considerations—Weighted Average Life of the Securities” should read:

Payment Date	Yield Supplement Overcollateralization Amount ($)		Payment Date	Yield Supplement Overcollateralization Amount ($)
	5.25% Required Rate	4.75% Required Rate		5.25% Required Rate	4.75% Required Rate
Closing Date	$48,175,371.48	$39,183,037.75	January 2019	$7,878,607.51	$6,225,381.50
November 2015	$45,283,696.76	$36,792,128.43	February 2019	$7,334,059.38	$5,788,368.96
December 2015	$43,839,966.58	$35,599,635.16	March 2019	$6,810,767.31	$5,368,886.17
January 2016	$42,423,528.53	$34,430,467.05	April 2019	$6,308,822.39	$4,966,996.13
February 2016	$41,034,501.32	$33,284,710.00	May 2019	$5,828,185.37	$4,582,646.18
March 2016	$39,673,010.11	$32,162,455.46	June 2019	$5,368,678.09	$4,215,662.02
April 2016	$38,339,171.09	$31,063,786.67	July 2019	$4,930,019.73	$3,865,778.75
May 2016	$37,033,096.39	$29,988,783.14	August 2019	$4,512,011.51	$3,532,805.78
June 2016	$35,754,812.08	$28,937,449.14	September 2019	$4,114,515.56	$3,216,609.08
July 2016	$34,503,991.75	$27,909,482.22	October 2019	$3,737,441.95	$2,917,097.41
August 2016	$33,280,266.38	$26,904,546.69	November 2019	$3,380,647.55	$2,634,135.38
September 2016	$32,082,996.34	$25,922,061.65	December 2019	$3,044,230.52	$2,367,792.37
October 2016	$30,911,383.07	$24,961,307.18	January 2020	$2,728,304.94	$2,118,151.38
November 2016	$29,764,321.33	$24,021,290.31	February 2020	$2,432,977.41	$1,885,288.61
December 2016	$28,640,831.98	$23,101,134.41	March 2020	$2,158,350.14	$1,669,277.42
January 2017	$27,540,181.80	$22,200,179.48	April 2020	$1,904,465.79	$1,470,140.56
February 2017	$26,462,047.16	$21,318,122.83	May 2020	$1,671,182.73	$1,287,743.88
March 2017	$25,406,312.71	$20,454,845.36	June 2020	$1,458,027.08	$1,121,674.83
April 2017	$24,372,955.36	$19,610,311.91	July 2020	$1,264,076.36	$971,129.76
May 2017	$23,362,000.10	$18,784,527.77	August 2020	$1,088,047.44	$834,990.89
June 2017	$22,373,494.42	$17,977,519.25	September 2020	$928,387.30	$711,891.44
July 2017	$21,407,506.17	$17,189,333.41	October 2020	$783,426.98	$600,366.76
August 2017	$20,464,118.95	$16,420,032.12	November 2020	$651,232.69	$498,718.10
September 2017	$19,543,425.71	$15,669,687.01	December 2020	$531,743.11	$406,884.95
October 2017	$18,645,479.52	$14,938,345.00	January 2021	$424,937.67	$324,845.29
November 2017	$17,770,288.20	$14,226,022.42	February 2021	$330,806.16	$252,586.00
December 2017	$16,917,855.38	$13,532,730.55	March 2021	$249,354.84	$190,104.67
January 2018	$16,088,198.16	$12,858,493.21	April 2021	$180,568.32	$137,384.27
February 2018	$15,281,337.47	$12,203,335.40	May 2021	$124,305.33	$94,313.22
March 2018	$14,497,298.61	$11,567,284.26	June 2021	$80,221.54	$60,626.11
April 2018	$13,736,083.07	$10,950,342.71	July 2021	$47,574.99	$35,748.14
May 2018	$12,997,654.38	$10,352,463.85	August 2021	$25,260.63	$18,818.34
June 2018	$12,281,839.16	$9,773,477.78	September 2021	$11,726.80	$8,637.69
July 2018	$11,588,335.94	$9,213,101.99	October 2021	$4,876.70	$3,589.79
August 2018	$10,916,875.89	$8,671,082.56	November 2021	$1,348.65	$994.54
September 2018	$10,267,088.48	$8,147,073.60	December 2021	$44.97	$33.67
October 2018	$9,638,638.54	$7,640,757.80	January 2022 and
November 2018	$9,031,014.95	$7,151,662.62	thereafter	$0.00	$0.00
December 2018	$8,444,298.09	$6,679,841.12

4

•	The table titled “Assumed Receivables Characteristics” following the seventh paragraph under “Prepayment and Yield Considerations—Weighted Average Life of the Securities” should read:

Pool	Next Payment Date	Aggregate Starting Principal Balance	Weighted Average Annual Percentage Rate	Weighted Average Remaining Term to Maturity (Months)	Seasoning (Months)
1	October 2015	$747,574.99	1.770%	10	50
2	October 2015	1,311,457.55	3.810%	19	47
3	October 2015	2,881,541.62	3.236%	31	23
4	October 2015	1,820,658.34	1.798%	45	3
5	October 2015	8,719,559.10	1.977%	58	2
6	October 2015	26,921,097.77	4.793%	70	3
7	October 2015	12,842,884.96	5.974%	74	1
8	September 2015	13,158,448.54	1.634%	10	50
9	September 2015	25,355,385.33	3.984%	18	47
10	September 2015	50,886,916.90	3.626%	31	24
11	September 2015	27,728,869.39	1.734%	45	3
12	September 2015	170,740,217.08	2.080%	58	2
13	September 2015	505,416,592.74	4.783%	70	3
14	September 2015	232,054,124.26	5.991%	74	1
Total		$1,080,585,328.57

5

•	The table titled “Percentage of Original Class A-1 Principal Amount at Various Absolute Prepayment Model Percentages:” following the eighth paragraph under “Prepayment and Yield Considerations—Weighted Average Life of the Securities” should read:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
November 2015	77.20%	71.98%	68.49%	65.83%	62.47%
December 2015	65.84%	58.11%	52.97%	49.07%	44.20%
January 2016	54.57%	44.44%	37.74%	32.69%	26.46%
February 2016	43.38%	31.00%	23.16%	17.30%	10.17%
March 2016	33.70%	19.68%	10.50%	3.71%	0.00%
April 2016	24.52%	8.50%	0.00%	0.00%	0.00%
May 2016	15.39%	0.00%	0.00%	0.00%	0.00%
June 2016	6.30%	0.00%	0.00%	0.00%	0.00%
July 2016	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (1)	0.35	0.28	0.25	0.23	0.21
Weighted Average Life to Maturity(1)	0.35	0.28	0.25	0.23	0.21

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.
6

•	The table titled “Percentage of Original Class A-2a and Class A-2b Principal Amount at Various Absolute Prepayment Model Percentages:” following the eighth paragraph under “Prepayment and Yield Considerations—Weighted Average Life of the Securities” should read:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
November 2015	100.00%	100.00%	100.00%	100.00%	100.00%
December 2015	100.00%	100.00%	100.00%	100.00%	100.00%
January 2016	100.00%	100.00%	100.00%	100.00%	100.00%
February 2016	100.00%	100.00%	100.00%	100.00%	100.00%
March 2016	100.00%	100.00%	100.00%	100.00%	97.67%
April 2016	100.00%	100.00%	99.00%	95.00%	90.27%
May 2016	100.00%	98.68%	92.63%	88.22%	83.11%
June 2016	100.00%	93.00%	86.38%	81.62%	76.21%
July 2016	98.57%	87.39%	80.26%	75.18%	69.53%
August 2016	94.15%	82.11%	74.45%	69.02%	63.04%
September 2016	89.78%	76.91%	68.76%	63.00%	56.75%
October 2016	85.42%	71.78%	63.17%	57.12%	50.74%
November 2016	81.08%	66.72%	57.68%	51.37%	44.86%
December 2016	76.77%	61.73%	52.30%	45.76%	39.10%
January 2017	72.48%	56.81%	47.03%	40.28%	33.46%
February 2017	68.22%	51.97%	41.87%	34.94%	27.94%
March 2017	63.98%	47.19%	36.82%	29.74%	22.54%
April 2017	60.05%	42.71%	31.99%	24.69%	17.27%
May 2017	56.15%	38.29%	27.26%	19.75%	12.11%
June 2017	52.28%	33.94%	22.61%	14.92%	7.08%
July 2017	48.44%	29.65%	18.06%	10.19%	2.18%
August 2017	44.61%	25.42%	13.59%	5.56%	0.00%
September 2017	40.80%	21.25%	9.21%	1.04%	0.00%
October 2017	37.02%	17.15%	4.92%	0.00%	0.00%
November 2017	33.25%	13.11%	0.72%	0.00%	0.00%
December 2017	29.51%	9.13%	0.00%	0.00%	0.00%
January 2018	25.79%	5.22%	0.00%	0.00%	0.00%
February 2018	22.09%	1.37%	0.00%	0.00%	0.00%
March 2018	18.41%	0.00%	0.00%	0.00%	0.00%
April 2018	14.76%	0.00%	0.00%	0.00%	0.00%
May 2018	11.45%	0.00%	0.00%	0.00%	0.00%
June 2018	8.18%	0.00%	0.00%	0.00%	0.00%
July 2018	4.93%	0.00%	0.00%	0.00%	0.00%
August 2018	1.70%	0.00%	0.00%	0.00%	0.00%
September 2018	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (1)	1.79	1.45	1.28	1.18	1.08
Weighted Average Life to Maturity(1)	1.79	1.45	1.28	1.18	1.08

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

7

•	The table titled “Percentage of Original Class A-3 Principal Amount at Various Absolute Prepayment Model Percentages:” following the eighth paragraph under “Prepayment and Yield Considerations—Weighted Average Life of the Securities” should read:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
November 2015	100.00%	100.00%	100.00%	100.00%	100.00%
December 2015	100.00%	100.00%	100.00%	100.00%	100.00%
January 2016	100.00%	100.00%	100.00%	100.00%	100.00%
February 2016	100.00%	100.00%	100.00%	100.00%	100.00%
March 2016	100.00%	100.00%	100.00%	100.00%	100.00%
April 2016	100.00%	100.00%	100.00%	100.00%	100.00%
May 2016	100.00%	100.00%	100.00%	100.00%	100.00%
June 2016	100.00%	100.00%	100.00%	100.00%	100.00%
July 2016	100.00%	100.00%	100.00%	100.00%	100.00%
August 2016	100.00%	100.00%	100.00%	100.00%	100.00%
September 2016	100.00%	100.00%	100.00%	100.00%	100.00%
October 2016	100.00%	100.00%	100.00%	100.00%	100.00%
November 2016	100.00%	100.00%	100.00%	100.00%	100.00%
December 2016	100.00%	100.00%	100.00%	100.00%	100.00%
January 2017	100.00%	100.00%	100.00%	100.00%	100.00%
February 2017	100.00%	100.00%	100.00%	100.00%	100.00%
March 2017	100.00%	100.00%	100.00%	100.00%	100.00%
April 2017	100.00%	100.00%	100.00%	100.00%	100.00%
May 2017	100.00%	100.00%	100.00%	100.00%	100.00%
June 2017	100.00%	100.00%	100.00%	100.00%	100.00%
July 2017	100.00%	100.00%	100.00%	100.00%	100.00%
August 2017	100.00%	100.00%	100.00%	100.00%	95.41%
September 2017	100.00%	100.00%	100.00%	100.00%	88.78%
October 2017	100.00%	100.00%	100.00%	94.06%	80.72%
November 2017	100.00%	100.00%	100.00%	87.91%	72.89%
December 2017	100.00%	100.00%	94.02%	80.44%	65.28%
January 2018	100.00%	100.00%	88.25%	73.17%	57.91%
February 2018	100.00%	100.00%	81.25%	66.09%	50.76%
March 2018	100.00%	95.73%	74.41%	59.21%	43.84%
April 2018	100.00%	90.30%	67.74%	52.52%	37.16%
May 2018	100.00%	84.20%	61.52%	46.21%	30.74%
June 2018	100.00%	78.22%	55.45%	40.08%	24.25%
July 2018	100.00%	72.34%	49.51%	34.11%	17.97%
August 2018	100.00%	66.56%	43.72%	28.18%	11.89%
September 2018	97.32%	60.88%	38.07%	22.28%	6.01%
October 2018	92.50%	55.31%	32.56%	16.56%	0.34%
November 2018	86.85%	49.83%	27.01%	11.02%	0.00%
December 2018	81.23%	44.46%	21.55%	5.66%	0.00%
January 2019	75.65%	39.19%	16.23%	0.48%	0.00%
February 2019	70.11%	34.03%	11.07%	0.00%	0.00%
March 2019	64.60%	28.87%	6.06%	0.00%	0.00%
April 2019	59.14%	23.69%	1.21%	0.00%	0.00%
May 2019	53.71%	18.61%	0.00%	0.00%	0.00%
June 2019	48.32%	13.65%	0.00%	0.00%	0.00%
July 2019	43.16%	8.95%	0.00%	0.00%	0.00%
August 2019	38.06%	4.36%	0.00%	0.00%	0.00%
September 2019	32.99%	0.00%	0.00%	0.00%	0.00%
October 2019	27.81%	0.00%	0.00%	0.00%	0.00%
November 2019	22.58%	0.00%	0.00%	0.00%	0.00%
December 2019	17.39%	0.00%	0.00%	0.00%	0.00%
January 2020	12.24%	0.00%	0.00%	0.00%	0.00%
February 2020	7.12%	0.00%	0.00%	0.00%	0.00%
March 2020	2.05%	0.00%	0.00%	0.00%	0.00%
April 2020	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (1)	3.70	3.14	2.81	2.60	2.41
Weighted Average Life to Maturity(1)	3.70	3.14	2.81	2.60	2.41

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.
8

•	The table titled “Percentage of Original Class A-4 Principal Amount at Various Absolute Prepayment Model Percentages:” following the eighth paragraph under “Prepayment and Yield Considerations—Weighted Average Life of the Securities” should read:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
November 2015	100.00%	100.00%	100.00%	100.00%	100.00%
December 2015	100.00%	100.00%	100.00%	100.00%	100.00%
January 2016	100.00%	100.00%	100.00%	100.00%	100.00%
February 2016	100.00%	100.00%	100.00%	100.00%	100.00%
March 2016	100.00%	100.00%	100.00%	100.00%	100.00%
April 2016	100.00%	100.00%	100.00%	100.00%	100.00%
May 2016	100.00%	100.00%	100.00%	100.00%	100.00%
June 2016	100.00%	100.00%	100.00%	100.00%	100.00%
July 2016	100.00%	100.00%	100.00%	100.00%	100.00%
August 2016	100.00%	100.00%	100.00%	100.00%	100.00%
September 2016	100.00%	100.00%	100.00%	100.00%	100.00%
October 2016	100.00%	100.00%	100.00%	100.00%	100.00%
November 2016	100.00%	100.00%	100.00%	100.00%	100.00%
December 2016	100.00%	100.00%	100.00%	100.00%	100.00%
January 2017	100.00%	100.00%	100.00%	100.00%	100.00%
February 2017	100.00%	100.00%	100.00%	100.00%	100.00%
March 2017	100.00%	100.00%	100.00%	100.00%	100.00%
April 2017	100.00%	100.00%	100.00%	100.00%	100.00%
May 2017	100.00%	100.00%	100.00%	100.00%	100.00%
June 2017	100.00%	100.00%	100.00%	100.00%	100.00%
July 2017	100.00%	100.00%	100.00%	100.00%	100.00%
August 2017	100.00%	100.00%	100.00%	100.00%	100.00%
September 2017	100.00%	100.00%	100.00%	100.00%	100.00%
October 2017	100.00%	100.00%	100.00%	100.00%	100.00%
November 2017	100.00%	100.00%	100.00%	100.00%	100.00%
December 2017	100.00%	100.00%	100.00%	100.00%	100.00%
January 2018	100.00%	100.00%	100.00%	100.00%	100.00%
February 2018	100.00%	100.00%	100.00%	100.00%	100.00%
March 2018	100.00%	100.00%	100.00%	100.00%	100.00%
April 2018	100.00%	100.00%	100.00%	100.00%	100.00%
May 2018	100.00%	100.00%	100.00%	100.00%	100.00%
June 2018	100.00%	100.00%	100.00%	100.00%	100.00%
July 2018	100.00%	100.00%	100.00%	100.00%	100.00%
August 2018	100.00%	100.00%	100.00%	100.00%	100.00%
September 2018	100.00%	100.00%	100.00%	100.00%	100.00%
October 2018	100.00%	100.00%	100.00%	100.00%	100.00%
November 2018	100.00%	100.00%	100.00%	100.00%	90.41%
December 2018	100.00%	100.00%	100.00%	100.00%	80.58%
January 2019	100.00%	100.00%	100.00%	100.00%	71.14%
February 2019	100.00%	100.00%	100.00%	91.55%	62.09%
March 2019	100.00%	100.00%	100.00%	82.53%	0.00%
April 2019	100.00%	100.00%	100.00%	73.86%	0.00%
May 2019	100.00%	100.00%	93.46%	65.54%	0.00%
June 2019	100.00%	100.00%	84.95%	0.00%	0.00%
July 2019	100.00%	100.00%	76.94%	0.00%	0.00%
August 2019	100.00%	100.00%	69.21%	0.00%	0.00%
September 2019	100.00%	99.77%	61.77%	0.00%	0.00%
October 2019	100.00%	91.59%	0.00%	0.00%	0.00%
November 2019	100.00%	83.61%	0.00%	0.00%	0.00%
December 2019	100.00%	75.84%	0.00%	0.00%	0.00%
January 2020	100.00%	68.28%	0.00%	0.00%	0.00%
February 2020	100.00%	60.93%	0.00%	0.00%	0.00%
March 2020	100.00%	0.00%	0.00%	0.00%	0.00%
April 2020	94.42%	0.00%	0.00%	0.00%	0.00%
May 2020	85.08%	0.00%	0.00%	0.00%	0.00%
June 2020	75.82%	0.00%	0.00%	0.00%	0.00%
July 2020	66.63%	0.00%	0.00%	0.00%	0.00%
August 2020	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (1)	4.77	4.32	3.91	3.60	3.34
Weighted Average Life to Maturity(1)	5.00	4.54	4.13	3.83	3.52

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.
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•	The table titled “Percentage of Original Class B Principal Amount at Various Absolute Prepayment Model Percentages:” following the eighth paragraph under “Prepayment and Yield Considerations—Weighted Average Life of the Securities” should read:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
November 2015	100.00%	100.00%	100.00%	100.00%	100.00%
December 2015	100.00%	100.00%	100.00%	100.00%	100.00%
January 2016	100.00%	100.00%	100.00%	100.00%	100.00%
February 2016	100.00%	100.00%	100.00%	100.00%	100.00%
March 2016	100.00%	100.00%	100.00%	100.00%	100.00%
April 2016	100.00%	100.00%	100.00%	100.00%	100.00%
May 2016	100.00%	100.00%	100.00%	100.00%	100.00%
June 2016	100.00%	100.00%	100.00%	100.00%	100.00%
July 2016	100.00%	100.00%	100.00%	100.00%	100.00%
August 2016	100.00%	100.00%	100.00%	100.00%	100.00%
September 2016	100.00%	100.00%	100.00%	100.00%	100.00%
October 2016	100.00%	100.00%	100.00%	100.00%	100.00%
November 2016	100.00%	100.00%	100.00%	100.00%	100.00%
December 2016	100.00%	100.00%	100.00%	100.00%	100.00%
January 2017	100.00%	100.00%	100.00%	100.00%	100.00%
February 2017	100.00%	100.00%	100.00%	100.00%	100.00%
March 2017	100.00%	100.00%	100.00%	100.00%	100.00%
April 2017	100.00%	100.00%	100.00%	100.00%	100.00%
May 2017	100.00%	100.00%	100.00%	100.00%	100.00%
June 2017	100.00%	100.00%	100.00%	100.00%	100.00%
July 2017	100.00%	100.00%	100.00%	100.00%	100.00%
August 2017	100.00%	100.00%	100.00%	100.00%	100.00%
September 2017	100.00%	100.00%	100.00%	100.00%	100.00%
October 2017	100.00%	100.00%	100.00%	100.00%	100.00%
November 2017	100.00%	100.00%	100.00%	100.00%	100.00%
December 2017	100.00%	100.00%	100.00%	100.00%	100.00%
January 2018	100.00%	100.00%	100.00%	100.00%	100.00%
February 2018	100.00%	100.00%	100.00%	100.00%	100.00%
March 2018	100.00%	100.00%	100.00%	100.00%	100.00%
April 2018	100.00%	100.00%	100.00%	100.00%	100.00%
May 2018	100.00%	100.00%	100.00%	100.00%	100.00%
June 2018	100.00%	100.00%	100.00%	100.00%	100.00%
July 2018	100.00%	100.00%	100.00%	100.00%	100.00%
August 2018	100.00%	100.00%	100.00%	100.00%	100.00%
September 2018	100.00%	100.00%	100.00%	100.00%	100.00%
October 2018	100.00%	100.00%	100.00%	100.00%	100.00%
November 2018	100.00%	100.00%	100.00%	100.00%	100.00%
December 2018	100.00%	100.00%	100.00%	100.00%	100.00%
January 2019	100.00%	100.00%	100.00%	100.00%	100.00%
February 2019	100.00%	100.00%	100.00%	100.00%	100.00%
March 2019	100.00%	100.00%	100.00%	100.00%	0.00%
April 2019	100.00%	100.00%	100.00%	100.00%	0.00%
May 2019	100.00%	100.00%	100.00%	100.00%	0.00%
June 2019	100.00%	100.00%	100.00%	0.00%	0.00%
July 2019	100.00%	100.00%	100.00%	0.00%	0.00%
August 2019	100.00%	100.00%	100.00%	0.00%	0.00%
September 2019	100.00%	100.00%	100.00%	0.00%	0.00%
October 2019	100.00%	100.00%	0.00%	0.00%	0.00%
November 2019	100.00%	100.00%	0.00%	0.00%	0.00%
December 2019	100.00%	100.00%	0.00%	0.00%	0.00%
January 2020	100.00%	100.00%	0.00%	0.00%	0.00%
February 2020	100.00%	100.00%	0.00%	0.00%	0.00%
March 2020	100.00%	0.00%	0.00%	0.00%	0.00%
April 2020	100.00%	0.00%	0.00%	0.00%	0.00%
May 2020	100.00%	0.00%	0.00%	0.00%	0.00%
June 2020	100.00%	0.00%	0.00%	0.00%	0.00%
July 2020	100.00%	0.00%	0.00%	0.00%	0.00%
August 2020	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (1)	4.84	4.42	4.00	3.67	3.42
Weighted Average Life to Maturity(1)	5.69	5.48	5.10	4.69	4.26

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.
10

UNDERWRITING:

•	The row titled “Total” in the first table under “Underwriting” should read:

Total	$216,000,000	$413,000,000	$234,000,000	$125,000,000	$21,160,000

REAR COVER PAGE:

•	The total initial principal amount of the Notes indicated on the top line of the rear cover page should read:

$1,009,160,000

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